                             INCENTIVE STOCK OPTION

                                   granted by

                                   AWARE, INC.
                       (hereinafter called the "Company")

                                       to

                                [NAME OF HOLDER]
                        (hereinafter called the "Holder")

                                    UNDER THE

                             1996 STOCK OPTION PLAN


         For valuable consideration, the receipt of which is hereby acknowledged, the Company hereby grants to the Holder the following option:

         FIRST: Subject to the terms and conditions hereinafter set forth, the Holder is hereby given the right and option to purchase from the Company shares of Common Stock, $.01 par value per share, of the Company ("Common Stock"). Schedule A hereto, the provisions of which are incorporated by reference herein, sets forth (a) the maximum number of shares that the Holder may purchase upon exercise of this Option, (b) the exercise price per share of Common Stock purchasable hereunder, (c) the expiration date of this Option, (d) the vesting rate and (e) certain other terms and conditions applicable to this Option.

         This Option is and shall be subject in every respect to the provisions of the Aware, Inc. 1996 Stock Option Plan, as the same may be amended from time to time (the "Plan"). A copy of the Plan is available for review at the offices of the Company and a copy of the Plan will be provided upon request to each person granted an Option pursuant to the Plan. The Plan is hereby incorporated herein by reference and made a part hereof. In the event of any conflict or inconsistency between the terms of this Option and those of the Plan, the terms of the Plan shall govern. The term "Committee" is used herein with the meaning ascribed to it in the Plan.

         This Option shall be exercised in whole or in part by the Holder's delivery to the Company of written notice (the "Notice of Exercise") setting forth the number of shares with respect to which this Option is to be exercised, together with (a) cash in an amount, or a check, bank draft or postal or express money order payable in an amount, equal to the aggregate exercise price for the shares being purchased, (b) with the consent of the Committee, shares of Common Stock owned by the Holder for a period of at least six months and having a fair market value (as defined in Section 6.3 of the Plan determined as of the date of exercise) equal to such aggregate exercise price; (c) with the consent of the Committee, a personal recourse note issued by the Holder to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Committee may determine in its discretion, PROVIDED that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended; (d) with the consent of the Committee, such other consideration that is acceptable to the Committee and that has a fair market value, as determined by the Committee, equal to such aggregate exercise price; or (e) with the consent of the Committee, any combination of the foregoing.

         SECOND: The Company, in its discretion, may file a registration statement on Form S-8 under the Securities Act of 1933, as amended, to register shares of Common Stock reserved for issuance under the Plan. At any time at which such a registration statement is not in effect, it shall be a condition precedent to any exercise of this Option that the Holder shall deliver to the Company a customary "investment letter" satisfactory to the Company and its counsel in which, among other things, the Holder shall (a) state that he or she is acquiring shares of Common Stock subject to the Option for his or her own account for investment and not with a view to the resale or distribution thereof and (b) acknowledge that those shares are not freely transferable except in compliance with federal and state securities laws.

         THIRD: As promptly as practicable after receipt by the Company of the Notice of Exercise and related investment letter and payment of the exercise price pursuant to Paragraphs First and Second hereof, the Company shall deliver to the Holder (or if any other individual or individuals are exercising this Option, to such individual or individuals) a certificate registered in the name of the Holder (or the names of the other individual or individuals exercising this Option) and representing the number of shares with respect to which this Option is then being exercised; PROVIDED, HOWEVER, that if any law or regulation or order of the Securities and Exchange Commission or any other body having jurisdiction in the premises shall require the Company or the Holder (or the individual or individuals exercising this Option) to take any action in connection with the shares then being purchased, the date for the delivery of the certificate for such shares shall be extended for the period necessary to take and complete such action. The Company may imprint upon said certificate the restrictive legends contemplated by Section 9.2 of the Plan or such other legends as counsel for the Company may consider appropriate. Delivery by the Company of the certificates for such shares shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Holder, at the address specified in the Notice or, if none, at the last known address of the Holder on file with the Company. The Company will pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of shares pursuant to the exercise of this Option.

         The Company will, at all times while any portion of this Option is outstanding, reserve and keep available, out of shares of its authorized and unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of its Common Stock to satisfy the requirements of this Option.

         FOURTH: If the Company shall effect any subdivision or consolidation of shares of its stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares outstanding, in any such case without receiving compensation therefor in money, services or property, then the number, class and per share price of shares of stock subject to this Option shall be appropriately adjusted in such a manner as to entitle the Holder to receive upon exercise of this Option, for the same aggregate cash consideration, the same total number and class of shares as he or she would have received as a result of the event requiring the adjustment had he or she exercised this Option in full immediately prior to such event.

         After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which (a) the Company shall be the surviving corporation, and (b) the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, the Holder of this Option shall, at no additional cost, be entitled upon exercise of this Option to receive in lieu of the number of shares as to which this Option shall then be so exercisable, the number and class of shares of stock or other securities to which the Holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which this Option was exercisable.

         If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if there is a merger or consolidation where the Company is the surviving corporation but the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation (each hereinafter referred to as a "Transaction") while this Option remains outstanding, then:

                  (a) subject to the provisions of clauses (b) and (c) below, after the effective date of the Transaction, the Holder of this Option shall be entitled, upon exercise hereof and at no additional cost, to receive shares of Common Stock or, if applicable, shares of such other stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the Transaction;

                  (b) the Committee may accelerate the time for exercise of this Option to a date prior to the effective date of the Transaction, as specified by the Committee; or

                  (c) this Option may be canceled by the Committee as of the effective date of the Transaction, PROVIDED that (i) notice of such cancellation shall have been given to the Holder and (ii) the Holder shall have the right to exercise this Option to the extent the same is then exercisable or, if the Committee shall have accelerated the time for exercise of this Option, in full during the thirty-day period preceding the effective date of the Transaction.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to this Option.

         FIFTH: Neither the Holder nor any other person shall, by virtue of the granting of this Option, be deemed for any purpose to be the owner of any shares of Common Stock subject to this Option or to be entitled to the rights or privileges of a holder of such shares unless and until this Option has been exercised pursuant to the terms hereof with respect to such shares and the Company has issued and delivered the shares to the Holder.

         SIXTH: This Option is not transferable by the Holder or by operation of law, otherwise than by will or under the laws of descent and distribution.

         This Option is exercisable, during the Holder's lifetime, only by the Holder, and by the Holder only while he or she is an employee of the Company, except that in the event the employment of the Holder is terminated by the Company other than for Cause, the Holder shall have the right to exercise this Option within thirty days after the date on which the Holder so ceases to be an employee of the Company (but not later than the expiration date of this Option) with respect to the shares which were purchasable by the Holder by exercise of this Option on such date. As used in this Option, "Cause" shall mean a determination by the Company that the Holder's employment with the Company should be terminated as a result of (i) a material breach by the Holder of any agreement to which the Holder and the Company are both parties, (ii) any act (other than retirement) or omission to act by the Holder that may have a material and adverse effect on the Company's business or on the Holder's ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (iii) any material misconduct or material neglect of duties by the Holder in connection with the business or affairs of the Company or any affiliate of the Company.

         In the event of the death of the Holder prior to termination of the Holder's employment with the Company and prior to the date of expiration of this Option, the Holder's executors, administrators or any individual or individuals to whom this Option is transferred by will or under the laws of descent and distribution, as the case may be, shall have the right to exercise this Option with respect to the number of shares purchasable by the Holder at the date of death at any time within one year after the date of such death (but not after the expiration date of this Option). In the event of the permanent and total disability of the Holder prior to termination of the Holder's employment with the Company and prior to the date of expiration of this Option, the Holder shall have the right to exercise this Option at any time within one year after the date of such disability (but not after the expiration date of this Option) with respect to the number of shares which were purchasable by the Holder at the date of such disability.

         SEVENTH: The Holder agrees that, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, the Holder will not, for a period of time (not to exceed one hundred eighty (180) days) following the effective date of any registration statement filed by the Company under the Securities Act of 1933, as amended, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock received pursuant to this Option, without the prior written consent of the Company or such underwriters, as the case may be, and that the Holder will execute and deliver to the Company or such underwriters a written agreement to that effect, in such form as the Company or such underwriters shall designate.

         EIGHTH: The Holder agrees to notify the Company in writing immediately after making a Disqualifying Disposition of any shares of Common Stock received pursuant to the exercise of this Option. A "Disqualifying Disposition" shall have the meaning specified in Section 421(b) of the Internal Revenue Code of 1986, as amended, or any successor provision; as of the date of grant of this Option a Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) the second anniversary of the date of grant of this Option and (b) the first anniversary of the date on which the Holder acquired such shares by exercising this Option, PROVIDED that such holding period requirements terminate upon the death of the Holder. The Holder also agrees to provide the Company with any information that the Company shall request concerning any such Disqualifying Disposition. The Holder acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this Option if he or she makes a Disqualifying Disposition of shares received upon exercise of this Option.

         If the Company in its discretion determines that it is obligated to withhold tax with respect to a Disqualifying Disposition of shares of Common Stock received on exercise of this Option, the Holder agrees that the Company may withhold from the Holder's wages, or other amounts due to the Holder from the Company, the appropriate amount of federal, state and local withholding taxes attributable to such Disqualifying Disposition. If any portion of this Option is treated as a Nonqualified Option (as defined in the Plan), the Holder hereby agrees that the Company may withhold from the Holder's wages, or other amounts due to the Holder from the Company, the appropriate amount of federal, state and local withholding taxes attributable to the Holder's exercise of such Nonqualified Option. At the Holder's election, the amount required to be withheld may be satisfied, in whole or in part, by (a) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to the exercise of such Nonqualified Option a number of shares with an aggregate fair market value (as defined in Section 6.3 of the Plan determined as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such exercise, or (b) transferring to the Company shares of Common Stock owned by the Holder for a period of at least six months with an aggregate fair market value (as defined in Section 6.3 of the Plan determined as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

         The Holder further agrees that, if the Company does not withhold an amount from the Holder's wages sufficient to satisfy the Company's withholding obligation, the Holder will reimburse the Company on demand, in cash, for the amount underwithheld.

         NINTH: Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered at the office of the President of the Company, or such other address as the Company may hereafter designate, or when deposited in the mail, postage prepaid, addressed to the attention of the President of the Company at such office or other address.

         Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

         TENTH: This Option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Holder agrees that he will not exercise the Option granted hereby nor will the Company be obligated to issue any shares of stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Option set forth in Schedule A hereto.

                                        AWARE, INC.


                                        By:
                                           -------------------------------------
                                           Chief Financial Officer

Option No.:  ISO-

                                   AWARE, INC.

                             INCENTIVE STOCK OPTION
                             ----------------------

                                   SCHEDULE A


Date of Grant:

Name of Holder:

Address:


Social Security Number:

Maximum number of shares for which
this Option is exercisable:

Exercise (purchase) price per share:

Expiration date of this Option:

Vesting rate:

Other terms and conditions:


                                        AWARE, INC.


Date:                      ,            By:
      ---------------------  ----          -------------------------------------
                                           Richard P. Moberg
                                           Chief Financial Officer


The undersigned Holder acknowledges receipt of the Option of which this Schedule A is a part and agrees to be bound by all obligations of the Holder as set forth in such Option or in the Plan.

                                        HOLDER


                                        ----------------------------------------
                                        [Type in Holder's Name]